Exhibit 24.1

Power of Attorney

Each of the undersigned directors and officers of Intcomex, Inc. (the “Company”), which proposes to file with the United States Securities and Exchange Commission (the “Commission”), under the provisions of the Securities Act of 1933 (the “Act”), as amended, an amended Registration Statement on Form S-1 and any other applicable form prescribed by the Commission for the registration under the Act of the initial public offering of the common stock of the Company, hereby constitutes and appoints Anthony Shalom, Michael Shalom and Russell Olson, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, for him or her and in his or her name, place and stead and on his or her behalf, in any and all capacities, to sign such Registration Statement on Form S-1, any Registration Statement pursuant to Rule 462 under the Act relating to the offering, and any and all amendments (including post-effective amendments) to any such Registration Statement and other documents relating thereto, and to file on behalf of the Company such Registration Statement on Form S-1, any such Registration Statement pursuant to Rule 462, and any and all such amendments (including post-effective amendments) with all exhibits thereto, and any and all other information and documents in connection therewith, with the Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Anthony Shalom Anthony Shalom	Chairman of the Board of Directors

/s/ Michael Shalom Michael Shalom	Chief Executive Officer, President and Director

/s/ Enrique Bascur Enrique Bascur	Director

/s/ Thomas A. Madden Thomas A. Madden	Director

/s/ Adolfo Henriques Adolfo Henriques	Director

/s/ Juan Pablo Pallordet Juan Pablo Pallordet	Director

/s/ Andres Small Andres Small	Director

Dated: February 26, 2010